Centaur Farms of Southern California, Inc.
P.O. Box 675645
14725 Rancho Santa Fe Farms Road
Rancho Santa Fe, California 92067
858-344-1019

September 3, 2008

Mr. Audie J. de Castro, Esq.
de Castro P.C.
309 Laurel Street
San Diego, California 92101

Dear Mr. de Castro:

Please be advised that Centaur Farms of Southern California, Inc. (“Holder”) is the holder of a certain Secured Promissory Note (the “Note”) dated May 2, 2008 issued by US Farms, Inc. a Nevada corporation (“Borrower”), whose address is c/o Yan Skwara, 1635 Rosecrans Street, Suite C, San Diego, California 92106, in the original principal amount of one hundred twenty five thousand dollars ($125,000).

You are hereby notified that the Borrower has defaulted under the terms of the Note because of the Borrower’s failure to pay the original principal amount of the Note plus accrued interest to the Holder by the Note’s maturity date of September 2, 2008.

Therefore, in accordance with the Escrow Agreement dated October 2, 2007, demand is hereby made for the delivery of the 12,500,000 shares of Series B Preferred Stock of US Farms, Inc. which were placed in escrow pursuant to the Security and Pledge Agreements dated May 2, 2008. Please have the shares delivered via courier service to Cliff Mastricola, whose address is c/o San Diego Torrey Hills Capital, Inc., 2190 Carmel Valley Road, Suite G, Del Mar, California 92014.

Your prompt attention to the foregoing is anticipated.

Very truly yours,

/s/ Gary Cropp__________
Gary Cropp
President